Exhibit 21.1

LSC Communications, Inc.

Subsidiaries as of February 19, 2019

Entity Name	Entity Type	Domestic Jurisdiction	Country
American Pad and Paper de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
Cardinal Brands Fabricacion S. de R.L. de C.V.	Limited Liability Company	Tamaulipas	Mexico
Clark Distribution Systems, Inc.	Corporation	Delaware	United States
Clark Group, Inc., The	Corporation	Delaware	United States
Clark Holdings Inc.	Corporation	Delaware	United States
Clark Worldwide Transportation, Inc.	Corporation	Pennsylvania	United States
Continuum Management Company, LLC	Limited Liability Company	Delaware	United States
Courier Communications LLC	Limited Liability Company	Massachusetts	United States
Courier Companies, Inc.	Corporation	Massachusetts	United States
Courier Kendallville, Inc.	Corporation	Indiana	United States
Courier New Media, Inc.	Corporation	Massachusetts	United States
Courier Properties, Inc.	Corporation	Massachusetts	United States
Courier Publishing, Inc.	Corporation	Massachusetts	United States
Creel Printing, LLC	Limited Liability Company	Delaware	United States
Dover Publications, Inc.	Corporation	New York	United States
F.T.C. Services, Inc.	Corporation	Illinois	United States
F.T.C. Transport, Inc.	Corporation	Illinois	United States
Fairrington, LLC	Limited Liability Company	Delaware	United States
LibreDigital, Inc.	Corporation	Delaware	United States
LSC Communications Almacen, S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
LSC Communications Canada Corporation	Unlimited Company	Nova Scotia	Canada
LSC Communications Canada Holdings ULC	Unlimited Company	Nova Scotia	Canada
LSC Communications Holdings B.V.	Private Limited Liability Company	Netherlands	Netherlands
LSC Communications MM LLC	Limited Liability Company	Delaware	United States
LSC Communications Netherlands B.V.	Private Limited Liability Company	Netherlands	Netherlands
LSC Communications OP sp. z.o.o.	Limited Liability Company	Poland	Poland
LSC Communications Pendaflex Mexico, S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
LSC Communications Printing Company	Corporation	Delaware	United States
LSC Communications sp. z o.o.	Limited Liability Company	Poland	Poland
LSC Communications UK Limited	Private Limited Company	England and Wales	United Kingdom
LSC Communications US, LLC	Limited Liability Company	Delaware	United States
LSC International Holdings, Inc.	Corporation	Delaware	United States
LSC Pendaflex de Reynosa, S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
Moore-Langen Printing Company, Inc.	Corporation	Indiana	United States
National Publishing Company	Corporation	Pennsylvania	United States
Print LSC Communications, S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
Print LSC Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
Print LSC Operaciones, S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
Publishers Press, LLC	Limited Liability Company	Delaware	United States
Quality Park, LLC	Limited Liability Company	Delaware	United States
Research & Education Association, Inc.	Corporation	Delaware	United States
TOPS SLT Holdings S. de R.L. de C.V.	Limited Liability Company	Mexico	Mexico
TriLiteral LLC	Limited Liability Company	Delaware	United States